UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Impact Shares Trust I

(Exact name of registrant as specified in its charter)

State of Delaware	47-1726660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2189 Broken Bend, Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be So Registered	Name of Exchange on which each class is to be registered
Impact Shares Affordable Housing MBS ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), or (e) check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e) check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-221764

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered:

A description of the shares of the Registrant to be registered hereunder is set forth in the Registrant’s Post-Effective Amendment No. 18, filed on July 19, 2021, to the Registration Statement on Form N-1A (Securities Act file number 333-221764 and Investment Company Act file number 811-23312) which is incorporated herein by reference. Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits

1.     a. Amended and Restated Declaration of Trust of the Registrant, dated as of January 31, 2018, is incorporated herein by reference to Pre-Effective Amendment No. 1 to Registrant’s Registration Statement on Form N-1A, File No.  333-221764, filed on March 20, 2018.

        b. Certificate of Designation dated December  22, 2020 for Impact Shares Affordable Housing MBS ETF is incorporated herein by reference to Post-Effective Amendment No. 15 to Registrant’s Registration Statement on Form N-1A, File No. 333-221764, filed on December  23, 2020.

2. By-laws of the Registrant are incorporated herein by reference to Pre-Effective Amendment No. 1 to Registrant’s Registration Statement on Form N-1A, File No. 333-221764, filed on March 20, 2018.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to its registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

Impact Shares Trust I

	By:	/s/ Ethan Powell
Date: July 20, 2021		Ethan Powell President